EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-89948 of Central Coast Bancorp on Form S-8 of our report dated February 11, 1997 (March 28, 1997 as to the stock split information in Note 1), appearing in the Annual Report on Form 10-K of Central Coast Bancorp for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Salinas, California
March 28, 1997


























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